Obalon Appoints William J. Plovanic as Chief Executive Officer and Nooshin Hussainy as Chief Financial Officer

Solidified leadership and strengthened financial position in place to leverage the Company’s safe and effective weight loss system in the retail medicine setting

SAN DIEGO, CA, October 24, 2019 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a San Diego-based weight loss solutions company focused on commercializing the Obalon Balloon System, the first and only FDA-approved swallowable, gas-filled intra-gastric balloon for weight loss, announces that William J. Plovanic has been promoted to President and Chief Executive Officer, from his prior position of President and Chief Financial Officer. In conjunction with this change, Nooshin Hussainy, previously Vice President of Finance, has been promoted to the position of Chief Financial Officer. Obalon’s Chief Executive Officer position has been vacant since May 2019, coincident with the Company transitioning to a revised retail medicine-focused business model.
“In his prior role as President and CFO, Bill was instrumental in guiding the Company through its transition, galvanizing a new strategy to leverage our proprietary gastric-balloon weight loss system, and recapitalizing the business to fund the go-forward plan,” said Andy Rasdal, Executive Chairman of the Board of Directors at Obalon. “We initially brought Bill in due to his financial capabilities, and he immediately began contributing to Obalon on a much broader level. We promoted Bill to President and CFO in May 2019, primarily to lead the shift in the commercial strategy. In only a few months, Bill has demonstrated his operating and leadership capabilities by successfully driving the opening of the first Company-owned treatment center, the Obalon Center for Weight Loss, which was announced earlier this week. The Board and I are highly confident in Bill’s ability to lead the Company and bring this important innovation to patients.”
Mr. Plovanic added, “I am extremely excited to assume this new role and for the future of the Company. Our first Obalon-owned treatment center in San Diego’s North County has commenced operations, and we are looking forward to leveraging this new retail channel to directly help patients with obesity who want to lose weight but are frustrated by and have failed conventional diet and exercise programs. We have a highly talented team in place at Obalon that is focused on taking decisive action and transforming the business through our new treatment center channel.”

Prior to joining Obalon in March 2016, Mr. Plovanic spent 20 years as an equity research analyst for several investment banks and worked with medical device companies that were focused on bringing new technologies and solutions to patients and providers.
The Company also announced the promotion of Nooshin Hussainy to Chief Financial Officer. Ms. Hussainy has been with Obalon since 2011, most recently serving as Vice President of Finance and Corporate Controller. Ms. Hussainy is a seasoned financial professional with over 18 years’ experience serving as a Corporate Controller or Assistant Controller with companies including GenMark Diagnostics, ACTIVE Network, DexCom, and Thermolase Corporation.
“I would like to congratulate Nooshin on her new role as CFO,” said Mr. Plovanic. “Nooshin is an experienced and successful financial executive, and I am happy to add her to the senior leadership team where we will continue to work together to build the business.”
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. For more information, please visit www.obalon.com.
Forward-Looking Statements
To the extent that statements contained in this press release are not descriptions of historical facts regarding Obalon Therapeutics, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause Obalon Therapeutics' future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Obalon Therapeutics undertakes no obligation to update or revise any forward-looking statements. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Obalon Therapeutics' business in general, please refer to Obalon Therapeutics’ annual report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2019, its quarterly report on Form 10-Q filed with the Securities and Exchange Commission on July 24, 2019, and its future periodic reports filed with the Securities and Exchange Commission.
For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
President & Chief Executive Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com